UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FERROGLOBE PLC
(Exact name of registrant as speciﬁed in its charter)

England and Wales	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identiﬁcation No.)

c/o Legalinx Ltd., One Fetter Lane, London	EC4A 1BR, United Kingdom
(Address of principal executive ofﬁces)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, nominal value $ 7.50 per share	NASDAQ

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement ﬁle number to which this form relates (if applicable):  333-203921

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the ordinary shares, nominal value $7.50 per share (the “Ordinary Shares”), of FERROGLOBE PLC (the “Company”), as included under the titles “Material United States Federal Income Tax Consequences”, “Material United Kingdom Tax Consequences”, “Description of Holdco Shares” and “Comparison of Shareholder Rights before and after the Business Combination” in the Prospectus forming a part of the Registration Statement on Form F-4, as originally filed with the Securities and Exchange Commission on May 6, 2015 (Registration No. 333-203921), including exhibits, as amended to date and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are to be registered on NASDAQ and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FERROGLOBE PLC

Date: December 23, 2015	By:	/s/ José María Calvo-Sotelo
José María Calvo-Sotelo
Director, Chief Financial Officer and Chief Accounting Officer